_____________________________________________________________________
Press Release
For immediate release
_____________________________________________________________________
Invesco Reports Results for Year and
Three Months Ended December 31, 2010
Investor Relations Contact: Jordan Krugman       404-439-4605
Media Relations Contact: Doug Kidd                    404-479-2922

Atlanta, January 27, 2011 --- Invesco Ltd. (NYSE: IVZ) reported adjusted earnings per share of $1.38 for the year ended December 31, 2010 (year ended December 31, 2009: $0.89), a 55.1% increase. On a U.S. GAAP basis, diluted earnings per share were $1.01 for the year (2009: $0.76). Adjusted earnings per share were $0.44 for the fourth quarter of 2010 (third quarter 2010: $0.39). Adjusted net income was $209.3 million for the fourth quarter (third quarter: $185.0 million). On a U.S. GAAP basis, diluted earnings per share were $0.37 for the fourth quarter (third quarter: $0.32), and net income attributable to common shareholders was $175.2 million (third quarter: $154.7 million).

“Invesco’s efforts to provide strong, long-term investment performance to our clients contributed to enhanced operating results for the firm during 2010,” said Martin L. Flanagan, president and CEO. “Driven by strong investment performance, an improved market environment and the successful integration of Morgan Stanley’s retail asset management business, Invesco reported a 55% increase in adjusted earnings per share year over year.”

Non-GAAP Financial Measures Summary	2010	2009	% Change
Net revenues(1)	$2,602.2m	$1,984.6m	31.1%
Adjusted operating margin(1)	34.5%	28.5%
Adjusted net income(1)	$639.7m	$378.1m	69.2%
Adjusted EPS(1)	$1.38	$0.89	55.1%
Average assets under management (in billions)	$532.3	$415.8	28.0%

U.S. GAAP Financial Measures Summary	2010	2009	% Change
Operating revenues	$3,487.7m	$2,627.3m	32.7%
Operating margin	16.9%	18.4%
Net income attributable to common shareholders	$465.7m	$322.5m	44.4%
Diluted EPS	$1.01	$0.76	32.9%
Average assets under management (in billions)	$532.3	$415.8	28.0%

(1)
  Net revenues, adjusted operating margin, adjusted net income and adjusted EPS are all non-GAAP financial measures. See the information on pages 9 through 15 for a reconciliation to their most directly comparable U.S. GAAP measures.

Non-GAAP Financial Measures Summary	Q4-10	Q3-10	% Change	Q4-09
Net revenues(1)	$761.7m	$707.1m	7.7%	$565.8m
Adjusted operating margin(1)	36.8%	34.8%		33.2%
Adjusted net income(1)	$209.3m	$185.0m	13.1%	$130.7m
Adjusted EPS(1)	$0.44	$0.39	12.8%	$0.30
Average assets under management (in billions)	$616.0	$583.3	5.6%	$453.4

U.S. GAAP Financial Measures Summary	Q4-10	Q3-10	% Change	Q4-09
Operating revenues	$1,028.5m	$953.1m	7.9%	$747.8m
Operating margin	19.3%	19.2%		21.5%
Net income attributable to common shareholders	$175.2m	$154.7m	13.3%	$110.9m
Diluted EPS	$0.37	$0.32	15.6%	$0.25
Average assets under management (in billions)	$616.0	$583.3	5.6%	$453.4

(1)
    Net revenues, adjusted operating margin, adjusted net income and adjusted EPS are all non-GAAP financial measures. See the information on pages 9 through 15 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at December 31, 2010 were $616.5 billion (September 30, 2010: $604.5 billion), an increase of $12.0 billion during the fourth quarter. Market gains and losses led to a $24.2 billion increase in AUM during the fourth quarter, compared to a $34.4 billion increase in the third quarter. Foreign exchange rate movements led to a $1.4 billion increase in AUM during the fourth quarter, compared to a $8.2 billion increase in the third quarter.

Long-term net outflows were $17.0 billion for the fourth quarter, compared to $4.9 billion net inflows for the third quarter. The fourth quarter included the previously announced low fee institutional passive mandate outflow of $18.6 billion. Institutional money market net outflows were $1.6 billion for the fourth quarter, compared to $2.4 billion net outflows for the third quarter.

During the fourth quarter, the acquisition of the Asia fund and asset management business of AIG Global Real Estate Investment Corp. added $5.4 billion of alternatives AUM. Further analysis of AUM is included in the supplemental schedules to this release.

Average AUM during the fourth quarter was $616.0 billion, compared to $583.3 billion for the third quarter.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in our Form 10-Q for the three and nine months ended September 30, 2010, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting.

Non-GAAP Earnings

This section discusses the company’s fourth quarter 2010 compared to the third quarter 2010 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income and adjusted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 9 to 13 of this release.

Net revenues increased by $54.6 million (7.7%) to $761.7 million in the fourth quarter from $707.1 million in the third quarter. The increase was principally due to increases in investment management fees and performance fees. Foreign exchange rate changes increased fourth quarter net revenues by $5.3 million when compared to the third quarter.

Investment management fees, as adjusted, increased $50.4 million (6.7%) to $799.1 million in the fourth quarter from $748.7 million in the third quarter with the increase correlating to the 5.6% increase in average AUM. Foreign exchange rate changes increased fourth quarter management fees by $6.8 million when compared to third quarter.

Service and distribution fees, as adjusted, increased $10.4 million (5.4%) to $202.0 million in the fourth quarter from $191.6 million in the third quarter, the increase similarly correlating to the increase in average AUM.

Performance fees in the fourth quarter were $18.7 million compared to $2.5 million in the third quarter. The fourth quarter fees were largely earned by the Private Wealth Management and European Real Estate teams. Other revenues, as adjusted, in the fourth quarter increased $1.3 million (3.9%) to $34.6 million from $33.3 million in the third quarter.

Third-party distribution, service and advisory expenses, as adjusted, were $292.7 million in the fourth quarter compared to $269.0 million in the third quarter. The increase of $23.7 million (8.8%) primarily reflects the increase in investment management fees and service distribution fees. Foreign exchange rate changes increased the fourth quarter third-party distribution, services and advisory expenses by $2.5 million.

Total operating expenses, as adjusted, increased by $20.2 million (4.4%) to $481.5 million in the fourth quarter from $461.3 million in the third quarter. Foreign exchange rate changes increased operating expenses, as adjusted, by $4.0 million when compared to the third quarter.

Employee compensation expenses, as adjusted, increased by $7.4 million (2.5%) to $305.1 million in the fourth quarter from $297.7 million in the third quarter. The increase is primarily in variable compensation, including bonuses linked to the fourth quarter performance fees. Foreign exchange rate changes increased fourth quarter employee compensation expenses by $2.7 million when compared to third quarter.

Marketing expenses, as adjusted, increased by $6.8 million (15.1%) to $51.9 million in the fourth quarter from $45.1 million in the third quarter of 2010. The increase in marketing expenses reflects increased marketing activities in the U.S. during the fourth quarter.

Property, office and technology expenses, as adjusted, increased $2.1 million (3.3%) to $66.3 million in the fourth quarter from $64.2 million in the third quarter. Foreign exchange rate changes added $0.5 million to these expenses when compared to third quarter.

General and administrative expenses, as adjusted, increased $3.9 million (7.2%) to $58.2 million in the fourth quarter from $54.3 million in the third quarter. The increase in these expenses reflects a general increase in business activities during the fourth quarter.

Non-operating other income and expenses included additional gains from partnership and seed money investments in the fourth quarter when compared to the third quarter. The effective tax rate increased to 26.0% for the fourth quarter from 23.1% for the third quarter as the third quarter included the release of a provision for uncertain tax positions. The increase was lower than anticipated due to adjustments to tax positions to reflect actual tax returns filed.

U.S. GAAP Earnings

Operating revenues increased 7.9% to $1,028.5 million in the fourth quarter from $953.1 million in the third quarter. Operating expenses increased by 7.7% to $829.8 million in the fourth quarter from $770.2 million in the third quarter of 2010.

Operating expenses included $26.7 million of transaction and integration charges incurred in the fourth quarter (third quarter: $26.8 million).

Included within general and administrative expenses in the fourth quarter of 2010 is a charge of $15.3 million relating to a levy from the U.K. Financial Services Compensation Scheme. Assessments were levied upon all Financial Services Authority (FSA)-registered investment management companies in proportion to their "eligible income" (as defined by the FSA) to cover claims resulting from failures of non-affiliated investment firms. The net of tax charge of $11.0 million in the fourth quarter is equivalent to a reduction in diluted EPS of $0.02. Due to the unique character and magnitude of this charge, its impact has been excluded in calculating the non-GAAP financial measures.

The effective tax rate, excluding noncontrolling interests, decreased to 24.1% for the fourth quarter from 26.1% for the third quarter primarily due to a reduction in non-deductible transaction and integration charges when compared to previous estimates.

Capital Management

Cash and cash equivalents were $740.5 million at December 31, 2010 compared to $664.1 million at September 30, 2010. Long-term debt was $1,315.7 million at December 31, 2010 compared to $1,394.2 million at September 30, 2010, the reduction reflecting payments of $78.5 million against the credit facility. The credit facility balance was $570.0 million at December 31, 2010 (September 30: $648.5 million).

During the fourth quarter, the company made share repurchases of $64.5 million, representing 2.9 million shares at an average share price of $21.99 (third quarter: $127.7 million, representing 6.4 million shares at an average share price of $19.82).

Today the company is declaring a fourth-quarter cash dividend of 11 cents per share to holders of common shares. The dividend is payable on March 9, 2011 to shareholders of record at the close of business on February 23, 2011.

# # #

Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Thursday, January 27, 2011, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers and 0800-279-3953 for U.K. callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until Thursday, February 10, 2011 at 5:00 p.m. ET by calling 1-866-514-3172 for U.S. and Canadian callers or 1-203-369-2005 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Year Ended December 31,
	2010	2009	% Change
Adjusted revenues
Investment management fees	$2,818.4	$2,182.6	29.1%
Service and distribution fees	645.5	412.6	56.4%
Performance fees	26.1	30.0	(13.0)%
Other	95.6	63.7	50.1%
Third-party distribution, service and advisory	(983.4)	(704.3)	39.6%
Net revenues	2,602.2	1,984.6	31.1%

Adjusted operating expenses
Employee compensation	1,097.0	939.1	16.8%
Marketing	160.9	110.0	46.3%
Property, office and technology	241.0	214.8	12.2%
General and administrative	205.6	155.1	32.6%
Total adjusted operating expenses	1,704.5	1,419.0	20.1%

Adjusted operating income	897.7	565.6	58.7%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	16.9	(4.8)	N/A
Interest and dividend income	8.8	10.7	(17.8)%
Interest expense	(58.6)	(64.5)	(9.1)%
Other gains and losses, net	1.4	7.8	(82.1)%
Adjusted income before income taxes, including gains and losses attributable to noncontrolling interests	866.2	514.8	68.3%
Adjusted income tax provision	(229.3)	(136.0)	68.6%
Adjusted net income, including gains and losses attributable to noncontrolling interests	636.9	378.8	68.1%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	2.8	(0.7)	N/A
Adjusted net income	$639.7	$378.1	69.2%

Adjusted EPS	$1.38	$0.89	55.1%

Average diluted shares outstanding	463.2	423.6	9.3%

Ending Headcount	5,617	4,890	14.9%

Ending AUM (in billions)	$616.5	$459.5	34.2%

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q4-10	Q3-10	% Change	Q4-09	% Change
Adjusted revenues
Investment management fees	$799.1	$748.7	6.7%	$628.4	27.2%
Service and distribution fees	202.0	191.6	5.4%	111.4	81.3%
Performance fees	18.7	2.5	648.0%	6.8	175.0%
Other	34.6	33.3	3.9%	17.9	93.3%
Third-party distribution, service and advisory	(292.7)	(269.0)	8.8%	(198.7)	47.3%
Net revenues	761.7	707.1	7.7%	565.8	34.6%

Adjusted operating expenses
Employee compensation	305.1	297.7	2.5%	244.6	24.7%
Marketing	51.9	45.1	15.1%	30.9	68.0%
Property, office and technology	66.3	64.2	3.3%	55.5	19.5%
General and administrative	58.2	54.3	7.2%	46.9	24.1%
Total adjusted operating expenses	481.5	461.3	4.4%	377.9	27.4%

Adjusted operating income	280.2	245.8	14.0%	187.9	49.1%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	7.3	4.8	52.1%	2.2	231.8%
Interest and dividend income	2.5	2.4	4.2%	2.3	8.7%
Interest expense	(16.0)	(16.1)	(0.6)%	(15.2)	5.3%
Other gains and losses, net	5.6	3.8	47.4%	—	N/A
Adjusted income before income taxes, including gains and losses attributable to noncontrolling interests	279.6	240.7	16.2%	177.2	57.8%
Adjusted income tax provision	(73.5)	(55.5)	32.4%	(46.4)	58.4%
Adjusted net income, including gains and losses attributable to noncontrolling interests	206.1	185.2	11.3%	130.8	57.6%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	3.2	(0.2)	N/A	(0.1)	N/A
Adjusted net income	$209.3	$185.0	13.1%	$130.7	60.1%

Adjusted EPS	$0.44	$0.39	12.8%	$0.30	46.7%

Average diluted shares outstanding	473.1	479.1	(1.3)%	440.1	7.5%

Ending Headcount	5,617	5,532	1.5%	4,890	14.9%

Ending AUM (in billions)	$616.5	$604.5	2.0%	$459.5	34.2%

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other Reconciling Items	Non-GAAP basis

Operating revenues
Investment management fees	$2,720.9	$52.2	$—	$—	$—	$45.3	$—	$2,818.4
Service and distribution fees	645.5	—	—	—	—	—	—	645.5
Performance fees	26.1	—	—	—	—	—	—	26.1
Other	95.2	0.7	—	—	—	(0.3)	—	95.6
Third-party distribution, service and advisory	—	(10.7)	(972.7)	—	—	—	—	(983.4)
Total operating revenues reconciled to net revenues	3,487.7	42.2	(972.7)	—	—	45.0	—	2,602.2

Operating expenses
Employee compensation	1,114.9	11.4	—	(20.0)	(9.3)	—	—	1,097.0
Third-party distribution, service and advisory	972.7	—	(972.7)	—	—	—	—	—
Marketing	159.6	1.3	—	—	—	—	—	160.9
Property, office and technology	238.4	2.6	—	—	—	—	—	241.0
General and administrative	262.2	4.0	—	(26.5)	—	(9.9)	(24.2)	205.6
Transaction and integration	150.0	—	—	(150.0)	—	—	—	—
Total operating expenses	2,897.8	19.3	(972.7)	(196.5)	(9.3)	(9.9)	(24.2)	1,704.5

Operating income reconciled to adjusted operating income	589.9	22.9	—	196.5	9.3	54.9	24.2	897.7

Other income/(expense)
Equity in earnings of unconsolidated affiliates	40.2	(24.0)	—	—	—	0.7	—	16.9
Interest and dividend income	10.4	1.1	—	—	(2.7)	—	—	8.8
Interest income of consolidated investment products	240.9	—	—	—	—	(240.9)	—	—
Gains/(losses) of consolidated investment products, net	114.0	—	—	—	—	(114.0)	—	—
Interest expense	(58.6)	—	—	—	—	—	—	(58.6)
Interest expense of consolidated investment products	(118.6)	—	—	—	—	118.6	—	—
Other gains and losses, net	15.6	—	—	—	(14.2)	—	—	1.4
Income before income taxes, including gains and losses attributable to noncontrolling interests	833.8	—	—	196.5	(7.6)	(180.7)	24.2	866.2
Income tax provision	(197.0)	—	—	(27.4)	2.3	—	(7.2)	(229.3)
Net income, including gains and losses attributable to noncontrolling interests	636.8	—	—	169.1	(5.3)	(180.7)	17.0	636.9
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(171.1)	—	—	—	—	173.9	—	2.8
Net income attributable to common shareholders reconciled to adjusted net income	$465.7	$—	$—	$169.1	$(5.3)	$(6.8)	$17.0	$639.7

Operating margin	16.9%				Adjusted operating margin			34.5%

Diluted shares outstanding	463.2				Diluted shares outstanding			463.2

Diluted EPS	$1.01				Adjusted EPS			$1.38

See pages 14 through 15 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2009

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$2,120.2	$54.4	$—	$—	$8.0	$2,128.6
Service and distribution fees	412.6	—	—	—	—	412.6
Performance fees	30.0	—	—	—	—	30.0
Other	64.5	1.2	—	—	(2.0)	63.7
Third-party distribution, service and advisory	—	(10.9)	(693.4)	—	—	(704.3)
Total operating revenues reconciled to net revenues	2,627.3	44.7	(693.4)	—	6.0	1,984.6

Operating expenses
Employee compensation	950.8	8.3	—	(20.0)	—	939.1
Third-party distribution, service and advisory	693.4	—	(693.4)	—	—	—
Marketing	108.9	1.1	—	—	—	110.0
Property, office and technology	212.3	2.5	—	—	—	214.8
General and administrative	166.8	4.4	—	(12.6)	(3.5)	155.1
Transaction and integration	10.8	—	—	(10.8)	—	—
Total operating expenses	2,143.0	16.3	(693.4)	(43.4)	(3.5)	1,419.0

Operating income reconciled to adjusted operating income	484.3	28.4	—	43.4	9.5	565.6

Other income/(expense)
Equity in earnings of unconsolidated affiliates	27.0	(29.3)	—	—	(2.5)	(4.8)
Interest and dividend income	9.8	0.9	—	—	—	10.7
Gains/(losses) of consolidated investment products, net	(106.9)	—	—	—	106.9	—
Interest expense	(64.5)	—	—	—	—	(64.5)
Other gains and losses, net	7.8	—	—	—	—	7.8
Income before income taxes, including gains and losses attributable to noncontrolling interests	357.5	—	—	43.4	113.9	514.8
Income tax provision	(148.2)	—	—	12.2	—	(136.0)
Net income, including gains and losses attributable to noncontrolling interests	209.3	—	—	55.6	113.9	378.8
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	113.2	—	—	—	(113.9)	(0.7)
Net income attributable to common shareholders reconciled to adjusted net income	$322.5	$—	$—	$55.6	$—	$378.1

Operating margin	18.4%			Adjusted operating margin		28.5%

Diluted shares outstanding	423.6			Diluted shares outstanding		423.6

Diluted EPS	$0.76			Adjusted EPS		$0.89

See pages 14 through 15 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other Reconciling Items	Non-GAAP basis

Operating revenues
Investment management fees	$773.7	$13.5	$—	$—	$—	$11.9	$—	$799.1
Service and distribution fees	202.0	—	—	—	—	—	—	202.0
Performance fees	18.7	—	—	—	—	—	—	18.7
Other	34.1	0.5	—	—	—	—	—	34.6
Third-party distribution, service and advisory	—	(2.8)	(289.9)	—	—	—	—	(292.7)
Total operating revenues reconciled to net revenues	1,028.5	11.2	(289.9)	—	—	11.9	—	761.7

Operating expenses
Employee compensation	312.7	2.9	—	(5.0)	(5.5)	—	—	305.1
Third-party distribution, service and advisory	289.9	—	(289.9)	—	—	—	—	—
Marketing	51.3	0.6	—	—	—	—	—	51.9
Property, office and technology	65.6	0.7	—	—	—	—	—	66.3
General and administrative	83.6	1.0	—	(8.8)	—	(2.3)	(15.3)	58.2
Transaction and integration	26.7	—	—	(26.7)	—	—	—	—
Total operating expenses	829.8	5.2	(289.9)	(40.5)	(5.5)	(2.3)	(15.3)	481.5

Operating income reconciled to adjusted operating income	198.7	6.0	—	40.5	5.5	14.2	15.3	280.2

Other income/(expense)
Equity in earnings of unconsolidated affiliates	13.3	(6.3)	—	—	—	0.3	—	7.3
Interest and dividend income	3.6	0.3	—	—	(1.4)		—	2.5
Interest income of consolidated investment products	65.0	—	—	—	—	(65.0)	—	—
Gains/(losses) of consolidated investment products, net	(28.0)	—	—	—	—	28.0	—	—
Interest expense	(16.0)	—	—	—	—	—	—	(16.0)
Interest expense of consolidated investment products	(36.6)	—	—	—	—	36.6	—	—
Other gains and losses, net	12.4	—	—	—	(6.8)	—	—	5.6
Income before income taxes, including gains and losses attributable to noncontrolling interests	212.4	—	—	40.5	(2.7)	14.1	15.3	279.6
Income tax provision	(55.7)	—	—	(14.4)	0.9	—	(4.3)	(73.5)
Net income, including gains and losses attributable to noncontrolling interests	156.7	—	—	26.1	(1.8)	14.1	11.0	206.1
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	18.5	—	—	—	—	(15.3)	—	3.2
Net income attributable to common shareholders reconciled to adjusted net income	$175.2	$—	$—	$26.1	$(1.8)	$(1.2)	$11.0	$209.3

Operating margin	19.3%					Adjusted operating margin		36.8%

Diluted shares outstanding	473.1					Diluted shares outstanding		473.1

Diluted EPS	$0.37					Adjusted EPS		$0.44

See pages 14 through 15 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$725.8	$12.4	$—	$—	$—	$10.5	$748.7
Service and distribution fees	191.6	—	—	—	—	—	191.6
Performance fees	2.5	—	—	—	—	—	2.5
Other	33.2	0.2	—	—	—	(0.1)	33.3
Third-party distribution, service and advisory	—	(2.5)	(266.5)	—	—	—	(269.0)
Total operating revenues reconciled to net revenues	953.1	10.1	(266.5)	—	—	10.4	707.1

Operating expenses
Employee compensation	304.1	2.6	—	(5.0)	(4.0)	—	297.7
Third-party distribution, service and advisory	266.5	—	(266.5)	—	—	—	—
Marketing	44.8	0.3	—	—	—	—	45.1
Property, office and technology	63.5	0.7	—	—	—	—	64.2
General and administrative	64.5	0.9	—	(9.4)	—	(1.7)	54.3
Transaction and integration	26.8	—	—	(26.8)	—	—	—
Total operating expenses	770.2	4.5	(266.5)	(41.2)	(4.0)	(1.7)	461.3

Operating income reconciled to adjusted operating income	182.9	5.6	—	41.2	4.0	12.1	245.8

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.7	(5.9)	—	—	—	—	4.8
Interest and dividend income	3.4	0.3	—	—	(1.3)	—	2.4
Interest income of consolidated investment products	70.3	—	—	—	—	(70.3)	—
Gains/(losses) of consolidated investment products, net	(148.3)	—	—	—	—	148.3	—
Interest expense	(16.1)	—	—	—	—	—	(16.1)
Interest expense of consolidated investment products	(35.6)	—	—	—	—	35.6	—
Other gains and losses, net	14.6	—	—	—	(10.8)	—	3.8
Income before income taxes, including gains and losses attributable to noncontrolling interests	81.9	—	—	41.2	(8.1)	125.7	240.7
Income tax provision	(54.5)	—	—	(3.4)	2.4	—	(55.5)
Net income, including gains and losses attributable to noncontrolling interests	27.4	—	—	37.8	(5.7)	125.7	185.2
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	127.3	—	—	—	—	(127.5)	(0.2)
Net income attributable to common shareholders reconciled to adjusted net income	$154.7	$—	$—	$37.8	$(5.7)	$(1.8)	$185.0

Operating margin	19.2%				Adjusted operating margin		34.8%

Diluted shares outstanding	479.1				Diluted shares outstanding		479.1

Diluted EPS	$0.32				Adjusted EPS		$0.39

See pages 14 through 15 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2009

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$611.8	$14.5	$—	$—	$2.1	$628.4
Service and distribution fees	111.4	—	—	—	—	111.4
Performance fees	6.8	—	—	—	—	6.8
Other	17.8	0.3	—	—	(0.2)	17.9
Third-party distribution, service and advisory	—	(3.3)	(195.4)	—	—	(198.7)
Total operating revenues reconciled to net revenues	747.8	11.5	(195.4)	—	1.9	565.8

Operating expenses
Employee compensation	247.1	2.5	—	(5.0)	—	244.6
Third-party distribution, service and advisory	195.4	—	(195.4)	—	—	—
Marketing	30.4	0.5	—	—	—	30.9
Property, office and technology	54.8	0.7	—	—	—	55.5
General and administrative	49.8	1.1	—	(3.2)	(0.8)	46.9
Transaction and integration	9.8	—	—	(9.8)	—	—
Total operating expenses	587.3	4.8	(195.4)	(18.0)	(0.8)	377.9

Operating income reconciled to adjusted operating income	160.5	6.7	—	18.0	2.7	187.9

Other income/(expense)
Equity in earnings of unconsolidated affiliates	9.1	(6.9)	—	—	—	2.2
Interest and dividend income	2.1	0.2	—	—	—	2.3
Gains/(losses) of consolidated investment products, net	25.9	—	—	—	(25.9)	—
Interest expense	(15.2)	—	—	—	—	(15.2)
Other gains and losses, net	—	—	—	—	—	—
Income before income taxes, including gains and losses attributable to noncontrolling interests	182.4	—	—	18.0	(23.2)	177.2
Income tax provision	(48.2)	—	—	1.8	—	(46.4)
Net income, including gains and losses attributable to noncontrolling interests	134.2	—	—	19.8	(23.2)	130.8
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(23.3)	—	—	—	23.2	(0.1)
Net income attributable to common shareholders reconciled to adjusted net income	$110.9	$—	$—	$19.8	$—	$130.7

Operating margin	21.5%			Adjusted operating margin		33.2%

Diluted shares outstanding	440.1			Diluted shares outstanding		440.1

Diluted EPS	$0.25			Adjusted EPS		$0.30

See pages 14 through 15 for notes to the reconciliation.

-  -

Invesco Ltd.
Notes to the Reconciliation of U.S. GAAP Condensed Consolidated Income Statements to Non-GAAP Condensed Consolidated Income Statement Information

The following are notes to the reconciliations presented on pages 9 through 13. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in our Form 10-Q for the three and nine months ended September 30, 2010. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition related adjustments

Acquisition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization, amortization of prepaid compensation related to the October 2006 acquisition of W.L. Ross & Co. and all related tax effects. Adjustment amounts are as follows:

In millions	Q410	Q310	Q409	2010	2009
Transaction and integration	$26.7	$26.8	$9.8	$150.0	$10.8
Taxation on transaction and integration	(21.3)	(9.0)	(1.7)	(46.9)	(1.9)
Intangible amortization	12.6	9.4	3.2	30.3	12.6
Taxation on amortization	(1.1)	(1.0)	(0.1)	(2.9)	(0.3)
Prepaid compensation amortization	5.0	5.0	5.0	20.0	20.0
Deferred taxation	6.7	6.6	3.6	21.1	14.4
Change in contingent consideration estimates	(3.8)	—	—	(3.8)	—
Taxation on change in contingent consideration estimates	1.3	—	—	1.3	—
	$26.1	$37.8	$19.8	$169.1	$55.6

2.	Consolidated investment products

Certain collateralized loan obligation products were consolidated on January 1, 2010, upon adoption of Accounting Standards Codification (ASC) Topic 810 “Consolidation” and in accordance with the standard, 2009 comparative periods have not been restated.

Management fees earned by the company from consolidated investment products were $11.9 million in the fourth quarter (third quarter: $10.5 million, fourth quarter 2009: $2.1 million, 2010: $45.3 million, 2009: $8.0 million). There were no other revenues recorded by the consolidated investment products in the fourth quarter (third quarter: $0.1 million, fourth quarter 2009: $0.2 million, 2010: $0.3 million, 2009: $2.0 million). By deconsolidating these products in the non-GAAP information, the management fees are added back while the other revenues are excluded. Similarly, the consolidated investment products’ expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $1.2 million in net income attributable to common shareholders in our fourth quarter U.S. GAAP earnings (third quarter: $1.8 million increase, fourth quarter 2009: none, 2010: $6.8 million increase, 2009: none). The above adjustments remove this impact.

3.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. These investments are held to hedge the economic exposure to market movements. The appreciation of the compensation liability was $5.5 million in the fourth quarter (third quarter: $4.0 million appreciation, 2010:$9.3 million) with an investment gain and interest and dividend income of $8.2 million in the fourth quarter (third quarter: $12.1 million gain, 2010: $16.9 million) on the assets held to hedge the economic compensation liability. This change in compensation expense and the investment gains and losses are adjusted in arriving at the non-GAAP information and, net of the applicable taxation charge of $0.9 million in the fourth quarter (third quarter: $2.4 million, 2010: $2.3 million), result in a net income deduction of $1.8 million for the fourth quarter (third quarter: $5.7 million, 2010: $5.3 million).

4.      Other Reconciling Items

Included within general and administrative expenses in the fourth quarter of 2010 is a charge of $15.3 million relating to a levy from the U.K. Financial Services Compensation Scheme. Assessments were levied upon all Financial Services Authority (FSA)-registered investment management companies in proportion to their "eligible income" (as defined by the FSA) to cover claims resulting from failures of non-affiliated investment firms. Included within general and administrative expenses in the second quarter of 2010 is a charge of $8.9 million representing reimbursement costs from the correction of historical foreign exchange allocations in the fund accounting process that impacted the reporting of fund performance in certain funds. The company’s income tax provision includes tax benefits of $4.3 million in the fourth quarter and $2.9 million in the second quarter relating to these charges. The net of tax charges of $11.0 million in the fourth quarter and $6.0 million in the second quarter is equivalent to a reduction in diluted EPS of $0.02 and $0.01 in the respective periods. Due to the unique character and magnitude of these charges, their impact has been excluded in calculating the non-GAAP financial measures.

5.	Definitions of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

6.	Definitions of adjusted EPS

Adjusted EPS is equal to adjusted net income divided by the weighted average number of shares outstanding (as used for diluted EPS).

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Year Ended December 31,
	2010	2009	% Change
Operating revenues
Investment management fees	$2,720.9	$2,120.2	28.3%
Service and distribution fees	645.5	412.6	56.4%
Performance fees	26.1	30.0	(13.0)%
Other	95.2	64.5	47.6%
Total operating revenues	3,487.7	2,627.3	32.7%

Operating expenses
Employee compensation	1,114.9	950.8	17.3%
Third-party distribution, service and advisory	972.7	693.4	40.3%
Marketing	159.6	108.9	46.6%
Property, office and technology	238.4	212.3	12.3%
General and administrative	262.2	166.8	57.2%
Transaction and integration	150.0	10.8	N/A
Total operating expenses	2,897.8	2,143.0	35.2%

Operating income	589.9	484.3	21.8%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	40.2	27.0	48.9%
Interest and dividend income	10.4	9.8	6.1%
Interest income of consolidated investment products	240.9	—	N/A
Gains/(losses) of consolidated investment products, net	114.0	(106.9)	N/A
Interest expense	(58.6)	(64.5)	(9.1)%
Interest expense of consolidated investment products	(118.6)	—	N/A
Other gains and losses, net	15.6	7.8	100.0%
Income before income taxes, including gains and losses attributable to noncontrolling interests	833.8	357.5	133.2%
Income tax provision	(197.0)	(148.2)	32.9%
Net income, including gains and losses attributable to noncontrolling interests	636.8	209.3	204.3%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(171.1)	113.2	N/A
Net income attributable to common shareholders	$465.7	$322.5	44.4%

Earnings per share:
---basic	$1.01	$0.77	31.2%
---diluted	$1.01	$0.76	32.9%

Average shares outstanding:
---basic	460.4	417.2	10.4%
---diluted	463.2	423.6	9.3%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-10	Q3-10	% Change	Q4-09	% Change
Operating revenues
Investment management fees	$773.7	$725.8	6.6%	$611.8	26.5%
Service and distribution fees	202.0	191.6	5.4%	111.4	81.3%
Performance fees	18.7	2.5	648.0%	6.8	175.0%
Other	34.1	33.2	2.7%	17.8	91.6%
Total operating revenues	1,028.5	953.1	7.9%	747.8	37.5%

Operating expenses
Employee compensation	312.7	304.1	2.8%	247.1	26.5%
Third-party distribution, service and advisory	289.9	266.5	8.8%	195.4	48.4%
Marketing	51.3	44.8	14.5%	30.4	68.8%
Property, office and technology	65.6	63.5	3.3%	54.8	19.7%
General and administrative	83.6	64.5	29.6%	49.8	67.9%
Transaction and integration	26.7	26.8	(0.4)%	9.8	172.4%
Total operating expenses	829.8	770.2	7.7%	587.3	41.3%

Operating income	198.7	182.9	8.6%	160.5	23.8%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	13.3	10.7	24.3%	9.1	46.2%
Interest and dividend income	3.6	3.4	5.9%	2.1	71.4%
Interest income of consolidated investment products	65.0	70.3	(7.5)%	—	N/A
Gains/(losses) of consolidated investment products, net	(28.0)	(148.3)	(81.1)%	25.9	N/A
Interest expense	(16.0)	(16.1)	(0.6)%	(15.2)	5.3%
Interest expense of consolidated investment products	(36.6)	(35.6)	2.8%	—	N/A
Other gains and losses, net	12.4	14.6	(15.1)%	—	N/A
Income before income taxes, including gains and losses attributable to noncontrolling interests	212.4	81.9	159.3%	182.4	16.4%
Income tax provision	(55.7)	(54.5)	2.2%	(48.2)	15.6%
Net income, including gains and losses attributable to noncontrolling interests	156.7	27.4	448.5%	134.2	16.8%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	18.5	127.3	(85.5)%	(23.3)	N/A
Net income attributable to common shareholders	$175.2	$154.7	13.3%	$110.9	58.0%

Earnings per share:
---basic	$0.37	$0.32	15.6%	$0.26	42.3%
---diluted	$0.37	$0.32	15.6%	$0.25	48.0%

Average shares outstanding:
---basic	470.5	476.6	(1.3)%	434.1	8.4%
---diluted	473.1	479.1	(1.3)%	440.1	7.5%

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q4-10	Q3-10	% Change	Q4-09
Beginning Assets(a)	$604.5	$557.7	8.4%	$446.9
Long-term inflows	40.4	36.8	9.8%	30.4
Long-term outflows	(57.4)	(31.9)	79.9%	(23.9)
Long-term net flows	(17.0)	4.9	N/A	6.5
Net flows in institutional money market funds	(1.6)	(2.4)	(33.3)%	(7.8)
Market gains and losses/reinvestment	24.2	34.4	(29.7)%	12.7
Acquisitions/dispositions, net	5.0	1.7	194.1%	—
Foreign currency translation	1.4	8.2	(82.9)%	1.2
Ending Assets	$616.5	$604.5	2.0%	$459.5

Average long-term AUM	$550.9	$516.4	6.7%	$370.8
Average institutional money market AUM	65.1	66.9	(2.7)%	82.6
Average AUM	$616.0	$583.3	5.6%	$453.4
Gross revenue yield on AUM(a,b)	67.2bps	65.7bps		66.5bps
Gross revenue yield on AUM before performance fees(a,b)	66.0bps	65.6bps		65.9bps
Net revenue yield on AUM(a,c)	49.5bps	48.5bps		49.9bps
Net revenue yield on AUM before performance fees(a,c)	48.2bps	48.3bps		49.3bps

(in billions)	Total AUM	AUM (ex ETF, UIT and passive)	ETF, UIT and passive
September 30, 2010(a)	$604.5	$514.6	$89.9
Long-term inflows	40.4	24.6	15.8
Long-term outflows	(57.4)	(27.0)	(30.4)
Long-term net flows	(17.0)	(2.4)	(14.6)
Net flows in institutional money market funds	(1.6)	(1.6)	—
Market gains and losses/reinvestment	24.2	19.9	4.3
Acquisitions/dispositions, net	5.0	4.3	0.7
Foreign currency translation	1.4	0.9	0.5
December 31, 2010	$616.5	$535.7	$80.8

Average AUM	$616.0	$525.8	$90.2
Gross revenue yield on AUM(a,b)	67.2bps	77.1bps	9.5bps
Net revenue yield on AUM(a,c)	49.5bps	56.3bps	9.5bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
September 30, 2010 (a)	$604.5	$359.6	$228.7	$16.2
Long-term inflows	40.4	29.6	10.0	0.8
Long-term outflows	(57.4)	(30.0)	(26.7)	(0.7)
Long-term net flows	(17.0)	(0.4)	(16.7)	0.1
Net flows in institutional money market funds	(1.6)	—	(1.6)	—
Market gains and losses/reinvestment	24.2	18.7	4.8	0.7
Acquisitions/dispositions, net	5.0	(0.1)	5.1	—
Foreign currency translation	1.4	0.6	0.8	—
December 31, 2010	$616.5	$378.4	$221.1	$17.0

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
September 30, 2010(a)	$604.5	$294.4	$130.8	$41.3	$69.9	$68.1
Long-term inflows	40.4	20.3	10.6	2.5	0.4	6.6
Long-term outflows	(57.4)	(44.5)	(6.2)	(1.9)	(0.4)	(4.4)
Long-term net flows	(17.0)	(24.2)	4.4	0.6	—	2.2
Net flows in institutional money market funds	(1.6)	—	—	—	(1.6)	—
Market gains and losses/reinvestment	24.2	28.2	(8.4)	1.4	—	3.0
Acquisitions/dispositions, net	5.0	(0.4)	—	—	—	5.4
Foreign currency translation	1.4	1.1	0.1	0.2	—	—
December 31, 2010	$616.5	$299.1	$126.9	$43.5	$68.3 (e)	$78.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2010(a)	$604.5	$400.0	$26.7	$89.8	$33.6	$54.4
Long-term inflows	40.4	27.6	0.5	3.3	5.0	4.0
Long-term outflows	(57.4)	(26.2)	(1.7)	(3.3)	(4.1)	(22.1)
Long-term net flows	(17.0)	1.4	(1.2)	—	0.9	(18.1)
Net flows in institutional money market funds	(1.6)	(1.3)	—	(0.1)	(0.1)	(0.1)
Market gains and losses/reinvestment	24.2	15.7	1.5	2.9	1.2	2.9
Acquisitions/dispositions, net	5.0	(0.4)	—	—	—	5.4
Foreign currency translation	1.4	—	0.9	(0.5)	(0.3)	1.3
December 31, 2010	$616.5	$415.4	$27.9	$92.1	$35.3	$45.8

See      See pages 22 for footnotes to the tables above.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	Dec 31, 2010	Dec 31, 2009	% Change
Beginning Assets(a)	$459.5	$377.1	21.9%
Long-term inflows	154.7	106.1	45.8%
Long-term outflows	(149.2)	(89.5)	66.7%
Long-term net flows	5.5	16.6	(66.9)%
Net flows in institutional money market funds	(15.5)	(0.1)	N/A
Market gains and losses/reinvestment	43.9	54.7	(19.7)%
Acquisitions/dispositions, net	121.5	—	N/A
Foreign currency translation	1.6	11.2	(85.7)%
Ending Assets	$616.5	$459.5	34.2%

Average long-term AUM	$463.5	$328.8	41.0%
Average institutional money market AUM	68.8	87.0	(20.9)%
Average AUM	$532.3	$415.8	28.0%
Gross revenue yield on AUM(a,b)	66.0bps	63.8bps
Gross revenue yield on AUM before performance fees(a,b)	65.5bps	63.0bps
Net revenue yield on AUM(a,c)	48.9bps	47.7bps
Net revenue yield on AUM before performance fees(a,c)	48.4bps	47.0bps

(in billions)	Total AUM	AUM ex ETF, UIT and Passive	ETF, UIT and Passive
December 31, 2009(a)	$459.5	$406.5	$53.0
Long-term inflows	154.7	84.6	70.1
Long-term outflows	(149.2)	(83.4)	(65.8)
Long-term net flows	5.5	1.2	4.3
Net flows in institutional money market funds	(15.5)	(15.5)	—
Market gains and losses/reinvestment	43.9	36.3	7.6
Acquisitions/dispositions, net	121.5	107.1	14.4
Foreign currency translation	1.6	0.1	1.5
December 31, 2010	$616.5	$535.7	$80.8

Average AUM	$532.3	$462.6	$69.7
Gross revenue yield on AUM(a,b)	66.0bps	74.3bps	10.8bps
Net revenue yield on AUM(a,c)	48.9bps	54.6bps	10.8bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2009(a)	$459.5	$239.4	$204.9	$15.2
Long-term inflows	154.7	106.2	45.2	3.3
Long-term outflows	(149.2)	(107.4)	(39.6)	(2.2)
Long-term net flows	5.5	(1.2)	5.6	1.1
Net flows in institutional money market funds	(15.5)	—	(15.5)	—
Market gains and losses/reinvestment	43.9	36.8	6.4	0.7
Acquisitions/dispositions, net	121.5	104.0	17.5	—
Foreign currency translation	1.6	(0.6)	2.2	—
December 31, 2010	$616.5	$378.4	$221.1	$17.0

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2009(a)	$459.5	$192.7	$76.1	$39.9	$83.5	$67.3
Long-term inflows	154.7	95.8	32.7	8.2	1.5	16.5
Long-term outflows	(149.2)	(104.4)	(19.1)	(7.4)	(1.9)	(16.4)
Long-term net flows	5.5	(8.6)	13.6	0.8	(0.4)	0.1
Net flows in institutional money market funds	(15.5)	—	—	—	(15.5)	—
Market gains and losses/reinvestment	43.9	38.4	(0.8)	2.5	0.1	3.7
Acquisitions/dispositions, net	121.5	75.1	37.9	0.3	0.6	7.6
Foreign currency translation	1.6	1.5	0.1	—	—	—
December 31, 2010	$616.5	$299.1	$126.9	$43.5	$68.3 (e)	$78.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2009(a)	$459.5	$294.1	$29.0	$84.9	$24.4	$27.1
Long-term inflows	154.7	94.1	2.1	16.2	15.7	26.6
Long-term outflows	(149.2)	(88.8)	(6.8)	(14.1)	(12.3)	(27.2)
Long-term net flows	5.5	5.3	(4.7)	2.1	3.4	(0.6)
Net flows in institutional money market funds	(15.5)	(16.5)	—	(1.5)	3.5	(1.0)
Market gains and losses/reinvestment	43.9	30.0	2.2	7.0	2.0	2.7
Acquisitions/dispositions, net	121.5	102.6	0.1	1.8	2.9	14.1
Foreign currency translation	1.6	(0.1)	1.3	(2.2)	(0.9)	3.5
December 31, 2010	$616.5	$415.4	$27.9	$92.1	$35.3	$45.8

See      See pages 22 for footnotes to the tables above.

Invesco Ltd.
Quarterly Assets Under Management – ETF, UIT & Passive

(in billions)	Q4-10	Q3-10	% Change	Q4-09
Beginning Assets	$89.9	$79.2	13.5%	$45.9
Long-term inflows	15.8	15.2	3.9%	12.2
Long-term outflows	(30.4)	(11.6)	162.1%	(7.6)
Long-term net flows	(14.6)	3.6	N/A	4.6
Net flows in institutional money market funds	—	—	N/A	—
Market gains and losses/reinvestment	4.3	6.0	(28.3)%	2.5
Acquisitions/dispositions, net	0.7	—	N/A	—
Foreign currency translation	0.5	1.1	(54.5)%	—
Ending Assets	$80.8	$89.9	(10.1)%	53.0

Average long-term AUM	90.2	79.5	13.5%	46.6
Average institutional money market AUM	—	—	N/A	—
Average AUM	$90.2	$79.5	13.5%	$46.6
Gross revenue yield on AUM(b)	9.5bps	9.0bps		15.1bps
Gross revenue yield on AUM before performance fees(b)	9.5bps	9.0bps		15.1bps
Net revenue yield on AUM(c)	9.5bps	9.0bps		15.1bps
Net revenue yield on AUM before performance fees(c)	9.5bps	9.0bps		15.1bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
September 30, 2010	$89.9	$66.6	$23.3	—
Long-term inflows	15.8	12.9	2.9	—
Long-term outflows	(30.4)	(11.8)	(18.6)	—
Long-term net flows	(14.6)	1.1	(15.7)	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	4.3	2.8	1.5	—
Acquisitions/dispositions, net	0.7	—	0.7	—
Foreign currency translation	0.5	—	0.5	—
December 31, 2010	$80.8	$70.5	$10.3	—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
September 30, 2010	$89.9	$57.5	$17.1	—	—	$15.3
Long-term inflows	15.8	9.3	4.3	—	—	2.2
Long-term outflows	(30.4)	(28.4)	(0.6)	—	—	(1.4)
Long-term net flows	(14.6)	(19.1)	3.7	—	—	0.8
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	4.3	3.9	(1.0)	—	—	1.4
Acquisitions/dispositions, net	0.7	—	—	—	—	0.7
Foreign currency translation	0.5	0.5	—	—	—	—
December 31, 2010	$80.8	$42.8	$19.8	—	—	$18.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2010	$89.9	$70.7	—	—	$1.0	$18.2
Long-term inflows	15.8	15.7	—	—	0.1	—
Long-term outflows	(30.4)	(11.7)	—	—	(0.1)	(18.6)
Long-term net flows	(14.6)	4.0	—	—	—	(18.6)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	4.3	2.8	—	—	0.1	1.4
Acquisitions/dispositions, net	0.7	—	—	—	—	0.7
Foreign currency translation	0.5	—	—	—	—	0.5
December 31, 2010	$80.8	$77.5	—	—	$1.1	$2.2

            See page 22 for footnotes to the tables above.

Invesco Ltd.
Year-to-Date Assets Under Management – ETF, UIT & Passive

(in billions)	Dec 31, 2010	Dec 31, 2009	% Change
Beginning Assets	$53.0	$30.5	73.8%
Long-term inflows	70.1	40.4	73.5%
Long-term outflows	(65.8)	(29.6)	122.3%
Long-term net flows	4.3	10.8	(60.2)%
Net flows in institutional money market funds	—	—	N/A
Market gains and losses/reinvestment	7.6	11.4	(33.3)%
Acquisitions/dispositions, net	14.4	—	N/A
Foreign currency translation	1.5	0.3	400.0%
Ending Assets	$80.8	$53.0	52.5%

Average long-term AUM	69.7	37.6	85.4%
Average institutional money market AUM	—	—	N/A
Average AUM	$69.7	$37.6	85.4%
Gross revenue yield on AUM(b)	10.8bps	13.4bps
Gross revenue yield on AUM before performance fees(b)	10.8bps	13.4bps
Net revenue yield on AUM(c)	10.8bps	13.4bps
Net revenue yield on AUM before performance fees(c)	10.8bps	13.4bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2009	$53.0	$48.0	$5.0	—
Long-term inflows	70.1	51.2	18.9	—
Long-term outflows	(65.8)	(47.2)	(18.6)	—
Long-term net flows	4.3	4.0	0.3	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	7.6	4.8	2.8	—
Acquisitions/dispositions, net	14.4	13.7	0.7	—
Foreign currency translation	1.5	—	1.5	—
December 31, 2010	$80.8	$70.5	$10.3	—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2009	$53.0	$31.1	$4.0	—	—	$17.9
Long-term inflows	70.1	56.5	7.4	—	—	6.2
Long-term outflows	(65.8)	(56.3)	(1.4)	—	—	(8.1)
Long-term net flows	4.3	0.2	6.0	—	—	(1.9)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	7.6	5.6	0.6	—	—	1.4
Acquisitions/dispositions, net	14.4	4.5	9.2	—	—	0.7
Foreign currency translation	1.5	1.4	—	—	—	0.1
December 31, 2010	$80.8	$42.8	$19.8	—	—	$18.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2009	$53.0	$50.4	—	—	$1.0	$1.6
Long-term inflows	70.1	54.1	—	—	0.2	15.8
Long-term outflows	(65.8)	(46.9)	—	—	(0.3)	(18.6)
Long-term net flows	4.3	7.2	—	—	(0.1)	(2.8)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	7.6	6.2	—	—	0.2	1.2
Acquisitions/dispositions, net	14.4	13.7	—	—	—	0.7
Foreign currency translation	1.5	—	—	—	—	1.5
December 31, 2010	$80.8	$77.5	—	—	$1.1	$2.2

See      See pages 22 for footnotes to the tables above.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)
The beginning balances were adjusted to reflect certain asset reclassifications. To align our external reporting of AUM with how Invesco is portrayed in the industry, in the three months ended June 30, 2010, the company changed its definition of AUM to include assets with which the company is also associated: the PowerShares QQQ fund, DB PowerShares ETFs, and other passive assets.

These products previously were not included in the company's reported AUM, because the company does not receive investment management fees from these assets. These assets are marketed as Invesco products, and to include them as part of our AUM better represents the full size and capabilities of Invesco. Additionally, the company may receive performance, service, distribution, and/or transaction revenues from these assets. The inclusion of these assets as AUM changed previously reported AUM, gross and net revenue calculations on AUM and gross and net revenue calculations on AUM before performance fees. Additionally, as a result of the acquired business, the company now manages UIT products, which are now categorized in this passive asset group, and for which we earn revenues related to transactional sales charges from the sale of these products and income from the difference between the purchase or bid and offer prices of securities temporarily held to form new UIT products.

(b)
Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the fourth quarter for our JVs in China was $3.6 billion (third quarter 2010: $3.4 billion; fourth quarter 2009: $3.9 billion). For year to date AUM, our share of the average AUM in the twelve months of 2010 for our JVs in China was $3.6 billion (twelve months of 2009: $3.7 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company’s true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 9 to 13 of this release for a reconciliation of operating revenues to net revenues.

(c)
Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 9 to 13 of this release for a reconciliation of operating revenues to net revenues.

(d)	The alternatives asset class includes financial structures, absolute return, real estate, private equity, asset allocation, portable alpha and multiple asset strategies.

(e)	Ending Money Market AUM includes $64.2 billion in institutional money market AUM and $4.1 billion in retail money market AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	20%	72%	95%	24%	62%	78%
	U.S. Growth	43%	31%	69%	59%	46%	53%
	U.S. Value	59%	95%	94%	61%	92%	94%
	Sector	56%	74%	71%	22%	42%	63%
	U.K.	9%	44%	92%	1%	1%	90%
	Canadian	49%	77%	30%	42%	93%	25%
	Asian	55%	76%	95%	37%	73%	72%
	Continental European	63%	84%	93%	53%	76%	77%
	Global	56%	77%	78%	19%	49%	44%
	Global Ex U.S. and Emerging Markets	69%	94%	98%	26%	93%	94%
Balanced
	Balanced	27%	87%	76%	27%	78%	71%
Fixed Income
	Money Market	37%	77%	74%	96%	93%	93%
	U.S. Fixed Income	71%	38%	43%	69%	60%	60%
	Global Fixed Income	48%	80%	83%	40%	77%	77%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 62%, 61%, and 59% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 73%, 72%, and 68% of total Invesco AUM, respectively, as of 12/31/10. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes Invesco PowerShares, W.L. Ross & Co., Invesco Private Capital, non-discretionary direct real estate products and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.